EXECUTION VERSION

Exhibit 10-b
December 14, 2012
ArvinMeritor Receivables Corporation
2135 West Maple Road
Troy, MI 48084-7186
Attention: Treasurer

Re: Navistar Receivables
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Purchase and Sale Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Purchase and Sale Agreement”), by and among Meritor Heavy Vehicle Systems, LLC and Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC, (each an “Originator” and together the “Originators”), ArvinMeritor Receivables Corporation (the “Buyer”) and Meritor, Inc., as servicer (in such capacity, the “Servicer”). Concurrently herewith, the Buyer, as seller, the Servicer, PNC Bank, National Association, as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator and Market Street Funding LLC, as a Conduit Purchaser are entering into that certain First Amendment to the Receivables Purchase Agreement (the “First Amendment”). Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in, or by reference in, the Purchase and Sale Agreement.
Each Originator hereby requests that the Buyer, from time to time, on the terms and subject to the conditions set forth in the Purchase and Sale Agreement, purchase from such Originator all of such Originator’s right, title and interest in and to (i) each Navistar Receivable (as defined in the Receivables Purchase Agreement after giving effect to the First Amendment) originated by such Originator and (ii) all Related Rights with respect thereto.
The Buyer hereby acknowledges and agrees to the Originators’ request above and, on the terms and subject to the conditions set forth in the Purchase and Sale Agreement, the Buyer hereby purchases from such Originator, and each Originator, severally and for itself, hereby sells to the Buyer, all of such Originator’s right, title and interest in and to (i) each existing Navistar Receivable (as defined in the Receivables Purchase Agreement after giving effect to the First Amendment) and (ii) all Related Rights with respect thereto.
Each Originator hereby consents to the Buyer or the Administrator filing UCC-3 financing statement amendments substantially in the form attached as Exhibit A to the First Amendment. The parties hereto acknowledge and agree that the Buyer or the Administrator’s filing of such UCC-3 amendments shall not be construed to limit or waive any obligations of the Buyer, the Servicer or the Originators under the Transaction Documents.
Each Originator hereby represents and warrants, as to itself, to the Buyer, as follows:

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(a)    Representations and Warranties. Immediately after giving effect to the First Amendment and this letter agreement, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This letter agreement and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event.
All provisions of the Purchase and Sale Agreement and the other Transaction Documents, as expressly amended and modified by this letter agreement, shall remain in full force and effect. After this letter agreement becomes effective, all references in the Purchase and Sale Agreement (or in any other Transaction Document) to “this Purchase and Sale Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Purchase and Sale Agreement shall be deemed to be references to the Purchase and Sale Agreement as amended by this letter agreement. This letter agreement shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Purchase and Sale Agreement other than as set forth herein.
This letter agreement shall become effective as of the date hereof upon the Administrator’s receipt of counterparts hereto duly executed by each of the parties hereto. This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
THIS LETTER AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[SIGNATURE PAGES FOLLOW]

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If the foregoing accurately reflects our agreement, please sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement among the parties hereto in accordance with its terms.
Very truly yours,

MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.),
as an Originator

By:/s/ Carl D. Anderson II
Name: Carl D. Anderson II
Title: Treasurer

MERITOR HEAVY VEHICLE SYSTEMS, LLC, as an Originator

By: /s/ Carl D. Anderson II
Name: Carl D. Anderson II
Title: Treasurer

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ACKNOWLEDGED AND AGREED TO
as of the date first above written:

ARVINMERITOR RECEIVABLES CORPORATION,
as Buyer

By:/s/ Carl D. Anderson II
Name:     Carl D. Anderson II
Title:     President and Treasurer

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MERITOR, INC.,
as Initial Servicer

By: /s/ Carl D. Anderson II
Name:     Carl D. Anderson II
Title:     Treasurer

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PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent and as Administrator

By: /s/ William Falcon
Name: William Falcon
Title: Vice President

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